                                                                    Exhibit 23.1


                             Accountants' Consent

The Board of Directors
Adolor Corporation:

   We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus.



                                                                        KPMG LLP

Philadelphia, Pennsylvania

October 18, 2000